AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST

This Amendment (the "Amendment") to the Agreement and Declaration of Trust of Old Mutual Advisor Funds
(the "Trust") amends the Agreement and Declaration of Trust of the Trust dated as of May 27, 2004, as amended
(the "Agreement").

At a meeting held on September 25, 2007, the Board of Trustees of the Trust, in accordance with Section 9.8 of the Agreement, approved amendments to the Agreement.
  Pursuant to Section 9.8 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

NOW THEREFORE, the Agreement is hereby amended as follows:

1.	All references to "Old Mutual Advisor Funds" are hereby replaced with
	"Old Mutual Funds I."
2.	Except as specifically amended by this Amendment, the Agreement is
	hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment, effective as of November 19, 2007.















							By:__/s/ Andra C. Ozols__________
							Name:  Andra C. Ozols
							Title:  Vice President and Secretary